Exhibit 1.1

35,000,000 Units1

Diamond Eagle Acquisition Corp.

UNDERWRITING AGREEMENT

May 10, 2019

Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
As Representatives of the
Several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198

Ladies and Gentlemen:

Diamond Eagle Acquisition Corp., a Delaware corporation (the “Company”), proposes to sell to you and, as applicable, to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 35,000,000 units (the “Units”) of the Company (said units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 5,250,000 additional units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriter shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 25 hereof.

1 Plus an option to purchase from the Company up to 5,250,000 additional Units to cover over-allotments.

Each Unit consists of one share of the Company’s Class A common stock, par value U.S. $0.0001 per share (the “Common Stock”), and one-third of one warrant, where each whole warrant entitles the holder to purchase one share of Common Stock (the “Warrant(s)”). The shares of Common Stock and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representatives inform the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet (the “Closing Form 8-K”), and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for U.S. $11.50 per share during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) and twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional warrant may not be exercised, so that only a whole number of warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of May 10, 2019, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a U.S. based trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Warrant Agreement, effective as of May 10, 2019, with respect to the Warrants and the Private Placement Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of March 28, 2019 (the “Founder’s Subscription Agreement”), with Eagle Equity Partners, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor then held an aggregate of 10,062,500 shares of Class B common stock, par value U.S. $0.0001 per share, of the Company (including the shares of Common Stock issuable upon conversion thereof, the “Founder Shares”), which it received for an aggregate purchase price of U.S. $25,000. On April 10, 2019, the Sponsor transferred to Harry E. Sloan (“Sloan” and, together with the Sponsor, the “Initial Stockholders”), 5,131,875 of the Founder Shares for an aggregate purchase price of U.S. $12,500. The Founder Shares are substantially similar to the shares of Common Stock included in the Units, except as described in the Prospectus.

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The Company has entered into a Private Placement Warrants Purchase Agreement, effective as of May 10, 2019 (the “Warrant Purchase Agreement”), with the Initial Stockholders pursuant to which the Initial Stockholders agreed to purchase an aggregate of 5,666,667 warrants (or 9,550,000 warrants if the Underwriters’ over-allotment option is exercised in full), each entitling the holder to purchase one share of Common Stock (the “Private Placement Warrants”), for U.S. $1.50 per Private Placement Warrant. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of May 10, 2019, with the Sponsor and the other security holders of the Company party thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares and the Private Placement Warrants and the shares of Common Stock underlying the Private Placement Warrants and the Warrants that may be issued upon conversion of working capital loans.

The Company has caused to be duly executed and delivered letters by the Sponsor, Sloan, each member of the Sponsor and each of the Company’s officers, directors, and director nominees, each dated as of May 10, 2019 and in substantially the form filed as Exhibit 10.1 to the Registration Statement (collectively, the “Insider Letters”).

The Company has entered into an Administrative Services Agreement, dated as of May 10, 2019, with Global Eagle Acquisition LLC and the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Services Agreement”), pursuant to which the Company will, subject to the terms of the Services Agreement, pay to an affiliate of the Sponsor an aggregate monthly fee of up to U.S. $15,000 for office space and secretarial and administrative services from the date that the Units are first listed on the Nasdaq Capital Market until the earlier of (x) the consummation of an initial Business Combination and (y) the Liquidation.

1.          Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)          The Company has prepared and filed with the Commission the Registration Statement (file number 333-230815) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

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(b)          On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; as of the Applicable Time and on the Closing Date and any settlement date, any individual Written Testing-the-Waters Communication (as defined below) did not conflict with the information contained in the Registration Statement or the Statutory Prospectus, complied in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in the last sentence of Section 8(b) hereof.

(c)          The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in the last sentence of Section 8(b) hereof.

(d)          The Company has filed with the Commission a Form 8-A (file number 001-38908) providing for the registration under the Exchange Act of the Securities, the Common Stock and the Warrants, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e)          Neither the Commission nor any state regulatory authority has issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

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(f)          (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405); and the Company has not distributed any written Testing-the-Waters Communications other than those which were contemporaneous with a live oral presentation and were not left behind or distributed in advance to the audience and were in the form provided in advance to the Representatives.

(g)          The Company has not prepared or used a Free Writing Prospectus in connection with the Offering.

(h)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letters and the Services Agreement and to carry out the transactions contemplated hereby and thereby, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i)           The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j)           The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus. The share capital of the Company conforms in all material respects to the description thereof in the Registration Statement, the Statutory Prospectus and the Prospectus.

(k)           All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

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(l)           The Securities have been duly authorized and when issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued.

(m)         The shares of Common Stock included in the Units have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(n)          The Warrants included in the Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o)          The shares of Common Stock issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not, and at the time such shares are issued will not be, subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than such delivery at the time of issuance) has been duly and validly taken.

(p)          The certificates for the Common Stock are in valid and proper form.

(q)          Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(r)           No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

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(s)          Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(t)           The Founder Shares are duly authorized, validly issued, fully paid and non-assessable.

(u)          The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)          This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w)         The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x)          The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y)          The Founder’s Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z)          The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, Sloan, enforceable against the Company, the Sponsor and, to the Company’s knowledge, Sloan in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

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(aa)        The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb)        Each of the Insider Letters executed by the Company, the Sponsor, Sloan and each member of the Sponsor, each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, Sloan and each such member, executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, Sloan and each such member, executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, Sloan and each such member, executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc)        The Services Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd)        The Company is not and, after giving effect to the offering and sale of the Securities and the Private Placement Warrants and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee)         No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letters or the Services Agreement, except for the registration under the Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

(ff)         The Company is not in violation or default of (i) any provision of its Amended and Restated Certificate of Incorporation or Bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

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(gg)        Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letters or the Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Company’s Amended and Restated Certificate of Incorporation or Bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

(hh)        No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(ii)          The historical financial statements, including the notes thereto, and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Statutory Prospectus and the Prospectus in accordance with Regulation S-X that have not been included as so required. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(jj)          No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Sponsor, or, to the Company’s knowledge, Sloan or any officer, director or director nominee of the Company, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

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(kk)        The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(ll)          WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(mm)      Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company is not aware of (i) any material weakness in internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn)        The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

(oo)        There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rule 5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(pp)        There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(qq)        Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

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(rr)         The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss)         [Reserved.]

(tt)         The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(uu)        None of the Company, the Sponsor, or, to the knowledge of the Company, Sloan or any director, director nominee, officer, agent, employee or affiliate of the Company or of the Sponsor or any subsidiary of the Sponsor is aware of or has taken any action, directly or indirectly, that could result in a violation or sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction; and the Company and the Sponsor have instituted and maintain policies and/or procedures to ensure compliance therewith.

(vv)        The operations of the Company and the Sponsor are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ww)      None of the Company, the Sponsor, Sloan, any director, director nominee, officer, agent, employee or affiliate of the Company or any director, officer, agent, employee or affiliate of the Sponsor or any subsidiary of the Sponsor (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”); or (ii) will (either directly or through the Trust Account) directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

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(xx)        None of the Company, the Sponsor, Sloan or any director, director nominee, officer, agent, employee or affiliate of the Company is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) a Sanctioned Person; or (ii) located in, organized under the laws of or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(yy)        In the preceding three years, except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor the Sponsor has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, nor does the Company or the Sponsor have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(zz)         None of the Company, the Sponsor or any officer, director or director nominee of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(aaa)        Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(bbb)       All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the knowledge of the Company, the members of the Sponsor, Sloan and the Company’s officers, directors and director nominees and provided to the Representatives, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor, Sloan, the members of the Sponsor and the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(ccc)        Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not identified any acquisition target and has not, nor, to its knowledge, has anyone on its behalf, initiated contact with any prospective acquisition target or had any substantive discussions, formal or otherwise, with respect to a possible initial Business Combination, or undertaken, or engaged or retained any agent or other representatives to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

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(ddd)      Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor, Sloan or any officer, director or director nominee of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor, Sloan or any such officer, director or director nominee, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee)      Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(fff)        Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the earlier of the initial filing date and the initial confidential submission of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(ggg)      Except as disclosed in the FINRA Questionnaires provided to the Representatives, to the Company’s knowledge, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(hhh)      Except as disclosed in the FINRA Questionnaires provided to the Representatives, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(iii)         No Company Affiliate has made a subordinated loan to any Member.

(jjj)         Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

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(kkk)      The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the earlier of the initial filing date and the initial confidential submission date of the Registration Statement.

(lll)         Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no person to whom securities of the Company have been privately issued within the 180-day period prior to the earlier of the initial filing date and the initial confidential submission date of the Registration Statement has any relationship or affiliation or association with any Member.

(mmm)    No Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(nnn)       Except as described in the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its ability to be and act in the capacity of stockholder, officer or director of the Company, as applicable.

(ooo)       The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ppp)       The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

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(qqq)       No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and the Sponsor or any director, director nominee, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(rrr)        The Company has not offered, or caused the Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(sss)        Upon delivery and payment for the Units on the Closing Date and the filing of the Closing Form 8-K, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(ttt)         From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any Person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(uuu)      The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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2.          Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of U.S. $9.80 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 5,250,000 Option Securities at $9.80 per Unit. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

(c)          In addition to the discount from the public offering price represented by the Purchase Price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters, in the case of the Underwritten Securities and the Option Securities, a deferred discount of U.S. $0.35 per Unit, in each case, purchased hereunder (the “Deferred Discount”). Unless agreed to by the parties, the Deferred Discount will be paid directly to the Representatives, on behalf of the Underwriters, by the trustee from amounts on deposit in the Trust Account if and when the Company consummates a Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Company’s Amended and Restated Certificate of Incorporation (as such time period may be amended from time to time) and the funds held under the Trust Agreement are distributed to the holders of the shares of Common Stock included in the Securities sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders in accordance with the Company’s Amended and Restated Certificate of Incorporation.

3.          Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on May 14, 2019, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

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(a)          Payment for the Underwritten Securities shall be made as follows: U.S. $341,500,000 of the proceeds received by the Company for the Underwritten Securities, including U.S. $12,250,000 of Deferred Discount, shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and U.S. $1,500,000 shall be paid to the order of the Company upon delivery to the Representatives of the Underwritten Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities. Payment by the Underwriters for the Underwritten Securities is contingent on the payment by the Initial Stockholders to the Company for the Private Placement Warrants at least one Business Day prior to the Closing Date.

(b)          Payment for the Option Securities shall be made as follows: U.S. $9.80 per Option Security (including U.S. $0.35 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of the Option Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representatives for all the Option Securities.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 60 Wall Street, 4th Floor, New York, New York 10005, on the date specified by the Representatives (which shall be at least three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

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4.          Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5.          Agreements. The Company agrees with the several Underwriters that:

(a)          Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

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(c)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)          The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f)          The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g)          The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)          The Company will not, without the prior written consent of the Representatives, (x) offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares and the Private Placement Warrants or the Warrants and shares of Common Stock issuable upon exercise of the Private Placement Warrants and the Warrants that may be issued upon conversion of working capital loans, and (4) issue securities in connection with a Business Combination, or (y) release the Sponsor, Sloan or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letters.

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(i)          The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)          The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing or submission with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Capital Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and fees for counsel for the Underwriters relating to such memorandum, registration and qualification in an aggregate amount previously agreed upon between the Company and the Representatives); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings up to U.S. $25,000); (viii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) fees and expenses of any trustee (including the fees and expenses of their counsel); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)          For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. The Company will not deregister the Units, Common Stock or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representatives.

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(l)          The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file the Closing Form 8-K with the Commission, which report shall contain the Company’s Audited Balance Sheet. Additionally, if not disclosed on the Closing Form 8-K, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m)         For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Stock and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(n)          For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time that the Liquidation occurs or the Common Stock and Warrants cease to be publicly traded, the Company will furnish to the Representatives such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Representatives may from time to time reasonably request. Any financial statements and reports filed on the Commission’s EDGAR website will be considered furnished for purposes of this Section 5(n).

(o)          For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Stock and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p)          In no event will the amounts payable by the Company for office space and secretarial and administrative services exceed U.S. $15,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation.

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(q)         The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of FINRA or from an independent accounting firm that such Business Combination is fair to the Company from a financial point of view. Other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement; (iii) may receive customary financial advisory fees in connection with a Business Combination; and (iv) may be paid U.S. $15,000 per month pursuant to the Services Agreement for office space and secretarial and administrative services.

(r)          The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s)          For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(t)          The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(u)         The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

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(v)         During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary (i) to fund the Company’s working capital requirements, subject to an annual limit of $250,000, (ii) to pay taxes and (iii) to pay Public Stockholders who properly redeem their Public Shares in connection with a vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligations to redeem 100% of the Public Shares if the Company does not consummate an initial Business Combination within twenty-four months (24) after the Closing of the Offering. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account and not previously released to the Company to fund its working capital requirements or to pay taxes) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to U.S. $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w)         The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants and Private Placement Warrants outstanding from time to time.

(x)          Prior to the earlier of the consummation of a Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any shares of Common Stock, Warrants or any options or other securities convertible into shares of common stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Common Stock on a Business Combination.

(y)          Prior to the earlier of the consummation of the initial Business Combination and the Liquidation, the Company shall cause its audit committee to review and approve all payments made to the Sponsor, any of the Company’s directors or officers, any special advisor, or any of the Company’s or their respective affiliates.

(z)          The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa)         To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(bb)         The Company will use commercially reasonable efforts to effect and maintain the listing of the Securities, Common Stock and Warrants on the Nasdaq Capital Market (or another national securities exchange).

(cc)         As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd)         The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation or Bylaws.

(ee)         The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. The Company may forego obtaining such waivers only if its management believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

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(ff)         The Company may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $250,000, and/or to pay taxes, divided by (B) the total number of shares of Common Stock sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Initial Stockholders have agreed to vote all of their Founder Shares and any shares of Common Stock they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Common Stock the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account and not previously released to the Company to fund its working capital requirements, subject to an annual limit of $250,000, and/or to pay taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the shares voted by the Public Stockholders are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the date of the consummation of the Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to fund its working capital requirements, subject to an annual limit of $250,000, and/or to pay taxes (less up to U.S. $100,000 of such net interest to pay dissolution expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account that is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under applicable law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding shares of Common Stock included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Sponsor and the Company’s executive officers, directors and director nominees will not propose any amendment to its Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering, as described in the Statutory Prospectus and the Prospectus.

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(gg)         In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(hh)         Upon the consummation of the initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period provided in the Company’s Certificate of Incorporation (as such time period may be amended), the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ii)           The Company will endeavor in good faith, in cooperation with the Representatives to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq Capital Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(jj)           If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(kk)         The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

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(ll)         If the Representatives, in their sole discretion, agrees to release or waive the transfer restrictions set forth in any Insider Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(mm)      Upon the earlier to occur of the expiration or termination of the Underwriters’ option to purchase Option Securities, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Initial Stockholders, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 1,312,500 by (b) a fraction, (i) the numerator of which is 5,250,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their option to purchase Option Securities, and (ii) the denominator of which is 5,250,000. For the avoidance of doubt, if the Underwriters exercise their option to purchase Option Securities in full, the Company shall not repurchase, cancel or otherwise effect the forfeiture any of the Founder Shares pursuant to this subsection.

6.          Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          The Company shall have requested and caused Winston & Strawn LLP, counsel for the Company, to have furnished to the Representatives its opinions dated the Closing Date and addressed to the Representatives, in a form satisfactory to the Representatives.

(c)          The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(d)          The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)          the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)         no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)        since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e)          The Company shall have furnished to the Representatives a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the Amended and Restated Certificate of Incorporation and Bylaws of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f)          The Company shall have requested and caused Withum to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements of the Company for the period March 27, 2019 (inception) through March 31, 2019, provided that the cutoff date shall not be more than two business days prior to such Execution Time or Closing Date, as applicable, and stating in effect that:

(i)          in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and

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(ii)         they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g)          Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(h)          Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j)          The Securities shall be duly listed subject to notice of issuance on the Nasdaq Capital Market, satisfactory evidence of which shall have been provided to the Representatives.

(k)          On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, each of the Insider Letters, the Registration Rights Agreement and the Services Agreement.

(l)          At least one Business Day prior to the Closing Date, the Initial Stockholders shall have caused the purchase price for the Private Placement Warrants to be wired to the Company and the Company shall direct the escrow agent to deposit such funds into the Trust Account and to hold such funds in escrow therein.

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(m)          No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representatives pursuant to Section 5(ii) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Gregg A. Noel and Jonathan Ko, unless otherwise indicated herein, on the Closing Date.

7.          Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.          Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, any “roadshow” as defined in Rule 433(h) or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

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(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting,” (x) the list of Underwriters and their respective roles and participation in the sale of the Securities, (y) sentences related to concessions and reallowances and sales to discretionary accounts, and (z) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission received by such Underwriter applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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(e)          In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)          Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.          Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the Underwritten Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to you to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

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10.         Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Common Stock or Warrants shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or the Nasdaq Capital Market (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iii) there shall have occurred a material disruption in securities settlement or clearance services, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (v) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States.

11.         Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

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12.         Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-9344); Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; Attention: General Counsel, and to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department or, if sent to the Company, will be mailed, delivered or telefaxed to Diamond Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067 (fax: (310) 552-4508); Attention: Secretary, with a copy to the Company’s counsel at Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, Attention: Joel L. Rubenstein and Elliot M. Smith; provided, however, that notices under subsection 5(h) shall be in writing, and if to the Goldman Sachs & Co. LLC shall be delivered or sent by mail to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Control Room; and if to the other parties to a lock-up letter to the address provided therein.

13.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.         No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.         Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.         Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

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17.         Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Eli Baker, President, Chief Financial Officer and Secretary of the Company, located at 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service upon the Company.

The provisions of this Section 17 shall survive the termination of this Agreement, in whole or in part.

18.         Currency. Each reference in this Agreement to U.S. dollars or U.S. $ (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19.         Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waivers and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

20.         Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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21.         Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.         Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.         Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.         Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 24, the following terms shall have the following meaning: (w) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25.         Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 12:15 p.m. (New York time) on the date of this Agreement.

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“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Stockholders in connection with the redemption of shares of Common Stock held by the Public Stockholders pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, if the Company fails to consummate a Business Combination.

“New York Courts” shall mean the state or U.S. federal courts located in the City of New York and County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 419”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

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“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated May 9, 2019, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

[remainder of page intentionally left blank]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Diamond Eagle Acquisition Corp.

By:	/s/ Eli Baker
	Name:	Eli Baker
	Title:	President, Chief Financial Officer and Secretary

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
As Representatives of the several
Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By:	/s/ Brandon Sun
	Name:	Brandon Sun
	Title:	Director

By:	/s/ Ravi Raghunathan
	Name:	Ravi Raghunathan
	Title:	Managing Director

By:	Goldman Sachs & Co. LLC

By:	/s/ Michael Voris
	Name:	Michael Voris
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Deutsche Bank Securities Inc.	16,975,000
Goldman Sachs & Co. LLC	16,975,000
Northland Capital Markets(1)	1,050,000
Total	35,000,000

(1)	Northland Capital Markets is the trade name for certain equity capital markets and investment banking activities of Northland Securities, Inc., member FINRA/SIPC.

SCHEDULE II

TIME OF DELIVERY INFORMATION

(to be conveyed orally)

Diamond Eagle Acquisition Corp. priced 35,000,000 units at U.S. $10.00 per unit plus an additional 5,250,000 units if the underwriters exercise their over-allotment option in full.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

EXHIBIT A

Form of Press Release

Diamond Eagle Acquisition Corp.

[Date]

Diamond Eagle Acquisition Corp. (the “Company”) announced today that Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, the book-running managers and underwriters in the Company’s recent public sale of Units, are [waiving] [releasing] a lock-up restriction with respect to the Company’s [shares of Common Stock] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.